Exhibit 99.1

EMPOWERING patent OWNERS, REWARDING INVENTION

Investor Relations & Media Contact:

Rob Stewart

Tel 1+ (949) 480-8300

rs@acaciares.com

FOR RELEASE

April 7, 2016

ACACIA RESEARCH NAMES FRANK E. WALSH, III

TO ITS BOARD OF DIRECTORS

Newport Beach, Calif. – (BUSINESS WIRE) April 7, 2016 – Acacia Research Corporation (NASDAQ: ACTG) announced today that Frank E. Walsh, III has joined its Board of Directors.

Mr. Walsh is a Vice President of Jupiter Capital Management Partners, LLC and a founding partner of WR Capital Partners. Through Jupiter and WR, Mr. Walsh has extensive experience in the acquisition and financing of both public and private companies in the technology industry and many other industries. Mr. Walsh serves on the board of directors and the audit and compensation committees of 1st Constitution Bancorp and as a director and audit committee member of World Point Terminals Inc. Mr. Walsh also serves as a trustee for St. Benedicts Preparatory School in Newark, New Jersey and Lehigh University in Bethlehem, Pennsylvania.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is the industry leader in patent licensing.  An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions.  Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

For more information, visit: www.acaciaresearch.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.